Exhibit 99.1

Endurance Reports Second Quarter 2014 Financial Results

PEMBROKE, Bermuda – August 4, 2014 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $75.0 million and $1.68 per diluted common share for the second quarter of 2014 versus net income of $52.8 million and $1.21 per diluted common share for the second quarter of 2013.

For the six months ended June 30, 2014, Endurance reported net income available to common shareholders of $171.3 million and $3.84 per diluted common share versus net income of $144.9 million and $3.34 per diluted common share for the six months ended June 30, 2013. Book value per diluted share was $60.00 at June 30, 2014, an increase of 4.3% from March 31, 2014 and up 8.7% from December 31, 2013.

Operating highlights for the quarter ended June 30, 2014 were as follows:

•	Gross premiums written of $689.4 million, an increase of 20.4% compared to the same period in 2013;

•	Net premiums written of $511.4 million, an increase of 10.1% compared to the same period in 2013;

•	Combined ratio of 88.1%, which included 11.3 percentage points of favorable prior year loss reserve development, 5.6 percentage points of catastrophe losses from 2014 events and 2.5 percentage points of expenses related to the proposed acquisition of Aspen Insurance Holdings Limited (“Aspen”);

•	Net investment income of $39.3 million, an increase of $6.8 million from the same period in 2013;

•	Operating income, which excludes after-tax realized investment gains and foreign exchange losses, of $71.9 million and $1.61 per diluted common share;

•	Operating return on average common equity for the quarter of 2.7% or 10.9% on an annualized basis; and

•	Excluding $12.8 million of expenses related to the proposed acquisition of Aspen, operating income of $84.7 million and $1.90 per diluted common share and operating return on average common equity of 3.2% for the quarter or 12.9% on an annualized basis.

Operating highlights for the six months ended June 30, 2014 were as follows:

•	Gross premiums written of $1,846.9 million, an increase of 5.5% over the same period in 2013;

•	Net premiums written of $1,310.1 million, a decline of 4.6% over the same period in 2013;

•	Combined ratio of 85.0%, which included 11.9 percentage points of favorable prior year loss reserve development, 3.3 percentage points of current year catastrophe losses and 1.5 percentage points of expenses related the proposed acquisition of Aspen;

•	Net investment income of $80.3 million, a decrease of $1.5 million over the same period in 2013;

•	Operating income, which excludes after-tax realized investment gains and foreign exchange losses, of $166.3 million and $3.73 per diluted common share;

•	Operating return on average common equity for the first six months of the year of 6.5%, or 12.9% on an annualized basis; and

•	Excluding $13.7 million of expenses related to the proposed acquisition of Aspen, operating income of $180.0 million and $4.04 per diluted common share and operating return on average common equity of 7.0% for the first six months of 2014 or 14.0% on an annualized basis.

John R. Charman, Chairman and Chief Executive Officer, commented, “I am very proud to report that Endurance has generated another solid quarter of financial results, demonstrating not only continuing profitable premium growth and broadly improved loss ratios across our expanded global businesses but importantly strong growth in our book value per share. The transformation of Endurance that we began just over a year ago is clearly visible in our overall operating and financial performance. With the core of our global underwriting leadership team now firmly in place and coordinating well, I believe that these positive, strategic improvements will continue to translate into stronger, more consistent performance in the future.”

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended June 30, 2014 were as follows:

•	Gross premiums written of $321.5 million, an increase of 16.1% from the second quarter of 2013;

•	Net premiums written of $179.0 million, a decrease of 6.5% from the second quarter of 2013; and

•	Combined ratio of 97.0%, which included 10.1 percentage points of favorable prior year loss reserve development and 2.3 percentage points of expenses related to the proposed acquisition of Aspen.

Operating highlights for Endurance’s Insurance segment for the six months ended June 30, 2014 were as follows:

•	Gross premiums written of $973.8 million, an increase of 4.7% from the same period in 2013;

•	Net premiums written of $522.1 million, a decrease of 12.4% from the same period in 2013; and

•	Combined ratio of 97.8%, which included favorable prior year loss reserve development of 9.3 percentage points and 1.5 percentage points of expenses related to the proposed acquisition of Aspen.

Gross premiums written in the Insurance segment increased $44.6 million and $43.9 million for the quarter and six months ended June 30, 2014 compared to the same periods in 2013. Significant growth from our expanded underwriting capabilities within professional lines and casualty and other specialty lines of business, as well as a 5% increase in our agriculture insurance policy counts was partially offset by commodity price driven declines in our agriculture insurance line of business. Net premiums written declined $12.5 million and $74.1 million for the quarter and six months ended June 30, 2014, compared to the same periods in 2013 as we strategically increased our purchases of reinsurance, including a 10% global whole account quota share as well as stop loss protection for the agriculture insurance business. These increased reinsurance purchases improve the risk reward characteristics of our retained insurance portfolio and help mitigate the impact of the increasingly competitive market conditions we are facing.

The 5.4 percentage point improvement in the Insurance segment combined ratio for the quarter ended June 30, 2014 compared to the same period in 2013 was driven by a lower net loss ratio, partially offset by higher acquisition and general and administrative expense ratios. The accident year net loss ratio in the second quarter of 2014 improved by 4.1 percentage points compared to a year ago driven by the talent expansion, portfolio rebalancing and improved risk selection implemented over the last 18 months. The general and administrative expense ratio increased in the second quarter compared to the same period a year ago reflecting a smaller earned premium base, higher corporate allocations, which included $5.1 million or 2.3 percentage points of expenses related the proposed acquisition of Aspen, and strategic investments within our Insurance segment. For the six months ended June 30, 2014, the combined ratio was 3.4 percentage points lower than the same period a year ago as a lower net loss ratio was partially offset by higher acquisition and general and administrative expense ratios.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended June 30, 2014 were as follows:

•	Gross premiums written of $367.9 million, an increase of 24.4% from the second quarter of 2013;

•	Net premiums written of $332.4 million, an increase of 21.7% from the second quarter of 2013; and

•	Combined ratio of 80.7%, which included favorable prior year loss reserve development of 12.2 percentage points, net catastrophe losses from 2014 events of $26.5 million or 10.4 percentage points and 2.7 percentage points of expenses related to the proposed acquisition of Aspen.

Operating highlights for Endurance’s Reinsurance segment for the six months ended June 30, 2014 were as follows:

•	Gross premiums written of $873.1 million, an increase of 6.5% from the same period in 2013;

•	Net premiums written of $788.1 million, an increase of 1.4% from the same period in 2013; and

•	Combined ratio of 76.1%, which included favorable prior year loss reserve development of 13.7 percentage points, net catastrophe losses from 2014 events of $28.6 million or 5.7 percentage points and 1.5 percentage points of expenses related to the proposed acquisition of Aspen.

Gross premiums written in the Reinsurance segment increased $72.1 million and $53.0 million for the quarter and six months ended June 30, 2014 compared to the same periods in 2013. For the second quarter 2014, the growth was driven by increases within specialty and professional lines, partially offset by declines within the property and casualty lines of business. The professional lines second quarter 2014 gross premiums written grew $71.6 million from a year ago primarily as a result of a large quota share contract that was extended and to a lesser extent from several new quota share contracts written. Within the specialty line of business, growth was generated by new underwriters within the energy, agriculture and surety businesses. The declines within the property and casualty lines of business were due to the continued non-renewal and re-underwriting of business that no longer met our profitability targets. For the quarter and six months ended June 30, 2014, net premium growth was impacted by increased proportional and aggregate excess of loss retrocessional purchases in the Company’s catastrophe portfolio. These strategic retrocessional purchases improve the risk and reward characteristics of our net reinsurance portfolio and help mitigate the impact of the increasingly competitive market conditions we are facing.

The combined ratio in the Reinsurance segment for the second quarter of 2014 improved by 5.7 percentage points compared to the same period in 2013, predominantly due to a lower net loss ratio that was partially offset by higher acquisition and general and administrative expense ratios. The accident year loss ratio in the current quarter improved 18.9 percentage points from a year ago due to a lower level of catastrophe losses and an increase in higher margin specialty business generated by our expanded specialty underwriting teams that replaced lower margin non-renewed property and casualty business. The current quarter’s net loss ratio included 10.9 percentage points of catastrophe losses mainly related to European Windstorm Ela and various tornadoes occurring in the United States, while the second quarter of 2013 included 18.8 percentage points of catastrophe losses relating to flooding in Canada and Europe and various tornadoes occurring in the United States. The net loss ratio in the second quarter of 2014 benefited from $32.2 million, or 12.2 percentage points, of favorable prior year loss reserve development, compared to $57.2 million, or 20.8 percentage points, for the same period a year ago. The favorable development in the current quarter was predominantly driven by short tail lines of business as losses have developed better than original estimates. The increase in the acquisition expense ratio was due to reduced premiums written in the catastrophe line of business, which have a lower related acquisition expense, and a greater level of premiums being derived from professional and specialty lines, which maintain higher acquisition expenses. The higher general and administrative expenses for the second quarter of 2014 were predominantly due to greater allocated corporate expenses, which included $7.0 million or 2.7 percentage points of expenses related the proposed acquisition of Aspen, and continued strategic investments within our global specialty reinsurance operations.

For the first six months of 2014, the Reinsurance segment reported a combined ratio of 76.1% compared to 81.8% for the same period in 2013 principally due to a lower net loss ratio partially offset by higher acquisition and general and administrative expense ratios.

Investments

Endurance’s net investment income for the quarter and six months ended June 30, 2014 was $39.3 million and $80.3 million, an increase of $6.8 million and a decrease of $1.5 million, respectively, compared to the same periods in 2013. The total return of Endurance’s investment portfolio was 1.52% and 2.78% for the quarter and six months ended June 30, 2014, respectively, compared to (1.22%) and (0.62%) for the quarter and six months ended June 30, 2013, respectively. Investment income generated from Endurance’s available for sale investments increased by $3.0 million and $3.8 million for the three and six months ended June 30, 2014, respectively, compared to the same periods in 2013 due to an increase in the available for sale investment base. During the second quarter and six months ended June 30, 2014, Endurance’s net investment income included gains of $10.8 million and $24.3 million, respectively, on its alternative investment funds and high yield loan funds, which are included in other investments, as compared to gains of $6.8 million and $29.8 million in the second quarter and first six months of 2013, respectively. The ending book yield on Endurance’s fixed maturity investments at June 30, 2014 was 2.15%, unchanged from June 30, 2013.

At June 30, 2014, Endurance’s fixed maturity portfolio, which comprises 87.3% of Endurance’s investments, had an average credit quality of AA- and a duration of 2.88 years. Endurance’s fixed maturity portfolio was in a net unrealized gain position of $107.0 million at June 30, 2014, an increase of $61.0 million from December 31, 2013. Endurance recorded net realized investment gains net of impairments of $3.2 million and $8.0 million during the second quarter and first six months of 2014 compared to net realized investment gains of $9.8 million and $15.2 million during the second quarter and first six months of 2013.

Endurance ended the second quarter of 2014 with cash and invested assets of $6.5 billion, which represents a 0.8% increase from December 31, 2013. Net operating cash flow was $19.7 million for the six months ended June 30, 2014 versus $42.7 million for the same period in 2013. The decrease in net operating cash flows was driven by higher ceded premiums and general expenditure outflows, partially offset by lower gross loss payments.

Capitalization and Shareholders’ Equity

At June 30, 2014, Endurance’s shareholders’ equity was $3.12 billion or $60.00 per diluted common share versus $2.89 billion or $55.18 per diluted common share at December 31, 2013. For the quarter and six months ended June 30, 2014, Endurance declared and paid common dividends of $0.34 and $0.68 per share, respectively.

Earnings Call

Endurance will host a conference call on August 5, 2014 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 523-1225 or (719) 325-2393 (international) and entering pass code: 2379226. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 19, 2014 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 2379226.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the second quarter of 2014 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “target,” “anticipate,” “seek,” “will,” “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands of United States dollars, except share and per share amounts)

	June 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$801,028	$845,851
Fixed maturity investments, available for sale, at fair value	4,993,099	4,823,964
Short-term investments, available for sale, at fair value	24,564	35,028
Equity securities, available for sale, at fair value	287,642	252,466
Other investments	648,642	617,478
Premiums receivable, net	1,380,858	669,198
Insurance and reinsurance balances receivable	134,750	127,722
Deferred acquisition costs	257,262	186,027
Prepaid reinsurance premiums	424,133	187,209
Reinsurance recoverable on unpaid losses	606,140	593,755
Reinsurance recoverable on paid losses	145,694	164,220
Accrued investment income	26,385	24,104
Goodwill and intangible assets	162,178	165,378
Deferred tax asset	45,782	51,703
Net receivable on sales of investments	67,578	54,910
Other assets	172,912	179,109

Total Assets	$10,178,647	$8,978,122

Liabilities
Reserve for losses and loss expenses	$3,963,393	$4,002,259
Reserve for unearned premiums	1,689,819	1,018,851
Deposit liabilities	21,987	19,458
Reinsurance balances payable	378,295	181,061
Debt	527,714	527,478
Net payable on purchases of investments	272,696	129,047
Other liabilities	209,068	213,419

Total Liabilities	7,062,972	6,091,573

Shareholders’ Equity
Preferred shares
Series A, non-cumulative - 8,000,000 issued and outstanding (2013 - 8,000,000)	8,000	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2013 - 9,200,000)	9,200	9,200
Common shares
44,705,758 issued and outstanding (2013 - 44,368,742)	44,706	44,369
Additional paid-in capital	583,691	569,116
Accumulated other comprehensive income	136,038	62,731
Retained earnings	2,334,040	2,193,133

Total Shareholders’ Equity	3,115,675	2,886,549

Total Liabilities and Shareholders’ Equity	$10,178,647	$8,978,122

Book Value per Common Share
Dilutive common shares outstanding	44,758,326	44,518,210
Diluted book value per common share [a]	$60.00	$55.18

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2013, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $430 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues
Gross premiums written	$689,425	$572,710	$1,846,940	$1,750,072

Net premiums written	$511,427	$464,621	$1,310,132	$1,373,536
Change in unearned premiums	(29,889)	78,714	(432,328)	(410,084)

Net premiums earned	481,538	543,335	877,804	963,452
Other underwriting (loss) income	(4,824)	888	(6,062)	1,637
Net investment income	39,302	32,468	80,292	81,773
Net realized and unrealized investment gains	3,411	10,372	8,283	16,607

Total other-than-temporary impairment losses	(198)	(579)	(309)	(1,385)
Portion of loss recognized in other comprehensive income (loss)	—	—	—	—

Net impairment losses recognized in earnings	(198)	(579)	(309)	(1,385)

Total revenues	519,229	586,484	960,008	1,062,084

Expenses
Net losses and loss expenses	259,196	359,058	436,092	578,028
Acquisition expenses	78,601	71,868	150,758	143,504
General and administrative expenses [a]	86,455	81,359	159,661	147,837
Amortization of intangibles	1,623	1,625	3,240	3,726
Net foreign exchange losses	319	3,368	3,283	6,295
Interest expense [b]	9,732	9,052	18,783	18,090

Total expenses	435,926	526,330	771,817	897,480

Income before income taxes	83,303	60,154	188,191	164,604
Income tax (expense) benefit	(140)	865	(548)	(3,286)

Net income	83,163	61,019	187,643	161,318

Preferred dividends	(8,188)	(8,188)	(16,376)	(16,376)

Net income available to common and participating common shareholders [c]	$74,975	$52,831	$171,267	$144,942

Per share data
Basic earnings per common share	$1.68	$1.21	$3.84	$3.34

Diluted earnings per common share	$1.68	$1.21	$3.84	$3.34

[a]	Includes $12,121 and $13,057 of general and administrative expenses for the quarter and six months ended June 30, 2014, respectively, incurred in relation to the Company’s proposed acquisition of Aspen.
[b]	Includes $679 of interest expenses for the quarter and six months ended June 30, 2014 incurred in relation to the Company’s proposed acquisition of Aspen.
[c]	Adding back the $12,800 and $13,736 of expenses incurred in relation to the Company’s proposed acquisition of Aspen for the quarter and six months ended June 30, 2014, respectively, net income available to common and participating common shareholders would increase to $87,775 and $185,003, respectively, or $1.97 and $4.15, respectively, per diluted common share. See reconciliation on page 17.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended June 30, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$321,526	$367,899	$689,425
Ceded premiums written	(142,488)	(35,510)	(177,998)

Net premiums written	179,038	332,389	511,427

Net premiums earned	218,563	262,975	481,538
Other underwriting loss	—	(4,824)	(4,824)

Total underwriting revenues	218,563	258,151	476,714

Expenses
Net losses and loss expenses	149,567	109,629	259,196
Acquisition expenses	15,128	63,473	78,601
General and administrative expenses	47,237	39,218	86,455

	211,932	212,320	424,252

Underwriting income	$6,631	$45,831	$52,462

Net loss ratio	68.5%	41.7%	53.8%
Acquisition expense ratio	6.9%	24.1%	16.3%
General and administrative expense ratio	21.6%	14.9%	18.0%

Combined ratio	97.0%	80.7%	88.1%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended June 30, 2013
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$276,941	$295,769	$572,710
Ceded premiums written	(85,439)	(22,650)	(108,089)

Net premiums written	191,502	273,119	464,621

Net premiums earned	267,878	275,457	543,335
Other underwriting income	—	888	888

Total underwriting revenues	267,878	276,345	544,223

Expenses
Net losses and loss expenses	215,844	143,214	359,058
Acquisition expenses	14,968	56,900	71,868
General and administrative expenses	43,524	37,835	81,359

	274,336	237,949	512,285

Underwriting (loss) income	$(6,458)	$38,396	$31,938

Net loss ratio	80.6%	52.0%	66.1%
Acquisition expense ratio	5.6%	20.7%	13.2%
General and administrative expense ratio	16.2%	13.7%	15.0%

Combined ratio	102.4%	86.4%	94.3%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the six months ended June 30, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$973,802	$873,138	$1,846,940
Ceded premiums written	(451,737)	(85,071)	(536,808)

Net premiums written	522,065	788,067	1,310,132

Net premiums earned	362,584	515,220	877,804
Other underwriting loss	—	(6,062)	(6,062)

Total underwriting revenues	362,584	509,158	871,742

Expenses
Net losses and loss expenses	238,100	197,992	436,092
Acquisition expenses	27,389	123,369	150,758
General and administrative expenses	88,973	70,688	159,661

	354,462	392,049	746,511

Underwriting income	$8,122	$117,109	$125,231

Net loss ratio	65.7%	38.5%	49.6%
Acquisition expense ratio	7.6%	23.9%	17.2%
General and administrative expense ratio	24.5%	13.7%	18.2%

Combined ratio	97.8%	76.1%	85.0%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the six months ended June 30, 2013
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$929,884	$820,188	$1,750,072
Ceded premiums written	(333,688)	(42,848)	(376,536)

Net premiums written	596,196	777,340	1,373,536

Net premiums earned	419,030	544,422	963,452
Other underwriting income	—	1,637	1,637

Total underwriting revenues	419,030	546,059	965,089

Expenses
Net losses and loss expenses	315,308	262,720	578,028
Acquisition expenses	29,584	113,920	143,504
General and administrative expenses	79,151	68,686	147,837

	424,043	445,326	869,369

Underwriting (loss) income	$(5,013)	$100,733	$95,720

Net loss ratio	75.2%	48.3%	60.0%
Acquisition expense ratio	7.1%	20.9%	14.9%
General and administrative expense ratio	18.9%	12.6%	15.3%

Combined ratio	101.2%	81.8%	90.2%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended June 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	68.5%	80.6%	41.7%	52.0%	53.8%	66.1%
Acquisition expense ratio	6.9%	5.6%	24.1%	20.7%	16.3%	13.2%
General and administrative expense ratio	21.6%	16.2%	14.9%	13.7%	18.0%	15.0%

Combined ratio	97.0%	102.4%	80.7%	86.4%	88.1%	94.3%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the quarter ended June 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	10.1%	2.1%	12.2%	20.8%	11.3%	11.6%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended June 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	78.6%	82.7%	53.9%	72.8%	65.1%	77.7%
Acquisition expense ratio	6.9%	5.6%	24.1%	20.7%	16.3%	13.2%
General and administrative expense ratio	21.6%	16.2%	14.9%	13.7%	18.0%	15.0%

Combined ratio	107.1%	104.5%	92.9%	107.2%	99.4%	105.9%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the six months ended June 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	65.7%	75.2%	38.5%	48.3%	49.6%	60.0%
Acquisition expense ratio	7.6%	7.1%	23.9%	20.9%	17.2%	14.9%
General and administrative expense ratio	24.5%	18.9%	13.7%	12.6%	18.2%	15.3%

Combined ratio	97.8%	101.2%	76.1%	81.8%	85.0%	90.2%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the six months ended June 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	9.3%	5.5%	13.7%	16.6%	11.9%	11.8%

Net of Prior Year Net Loss Reserve Development

	For the six months ended June 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	75.0%	80.7%	52.2%	64.9%	61.5%	71.8%
Acquisition expense ratio	7.6%	7.1%	23.9%	20.9%	17.2%	14.9%
General and administrative expense ratio	24.5%	18.9%	13.7%	12.6%	18.2%	15.3%

Combined ratio	107.1%	106.7%	89.8%	98.4%	96.9%	102.0%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the quarters ended June 30, 2014 and 2013:

	Quarter Ended June 30, 2014		Quarter Ended June 30, 2013
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$80,540	$45,826	$131,633	$84,537
Casualty and other specialty	146,728	89,765	87,614	63,373
Professional lines	74,650	29,846	38,296	27,788
Property	19,608	13,601	19,398	15,804

Subtotal Insurance	$321,526	$179,038	$276,941	$191,502

Reinsurance
Catastrophe	$158,372	$123,411	$155,431	$138,041
Property	42,887	42,886	48,384	44,516
Casualty	30,875	30,868	54,417	54,419
Professional lines	84,117	84,117	12,528	12,528
Specialty	51,648	51,107	25,009	23,615

Subtotal Reinsurance	$367,899	$332,389	$295,769	$273,119

Total	$689,425	$511,427	$572,710	$464,621

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the six months ended June 30, 2014 and 2013:

	Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$608,434	$327,471	$696,107	$425,667
Casualty and other specialty	221,623	131,486	144,081	106,634
Professional lines	113,430	44,416	59,260	41,991
Property	30,315	18,692	30,436	21,904

Subtotal Insurance	$973,802	$522,065	$929,884	$596,196

Reinsurance
Catastrophe	$285,020	$202,374	$303,297	$269,439
Property	209,300	209,208	196,795	192,927
Casualty	115,857	114,260	183,809	182,382
Professional lines	109,736	109,736	24,835	24,835
Specialty	153,225	152,489	111,452	107,757

Subtotal Reinsurance	$873,138	$788,067	$820,188	$777,340

Total	$1,846,940	$1,310,132	$1,750,072	$1,373,536

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance’s net income, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the three and six months ended June 30, 2014 and 2013:

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$83,163	$61,019	$187,643	$161,318
Add (less) after-tax items:
Net foreign exchange losses	305	3,341	3,277	6,250
Net realized and unrealized gains	(3,559)	(9,435)	(8,563)	(15,427)
Net impairment losses recognized in earnings	198	579	309	1,351

Operating income before preferred dividends	$80,107	$55,504	$182,666	$153,492
Preferred dividends	(8,188)	(8,188)	(16,376)	(16,376)

Operating income allocated to common and participating common shareholders	$71,919	$47,316	$166,290	$137,116

Operating income allocated to common shareholders under the two-class method	$69,797	$46,302	$161,447	$134,519

Weighted average diluted common	43,350,911	42,621,530	43,265,626	42,527,365

Operating income per diluted common share [b]	$1.61	$1.09	$3.73	$3.16

Average common equity [a]	$2,628,392	$2,321,152	$2,571,112	$2,293,326

Operating return on average common equity	2.7%	2.0%	6.5%	6.0%

Annualized operating return on average common equity	10.9%	8.2%	12.9%	12.0%

Net income	$83,163	$61,019	$187,643	$161,318
Preferred dividends	(8,188)	(8,188)	(16,376)	(16,376)

Net income available to common and participating common shareholders	$74,975	$52,831	$171,267	$144,942

Net income allocated to common shareholders under the two-class method	$72,763	$51,699	$166,279	$142,197

Net income per diluted common share	$1.68	$1.21	$3.84	$3.34

Return on average common equity, Net income	2.9%	2.3%	6.7%	6.3%

Annualized return on average common equity, Net income	11.4%	9.1%	13.3%	12.6%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares.
[b]	Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance’s net income available to common and participating common shareholders, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to net income, operating income available to common and participating common shareholders, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity excluding expenses incurred related to the proposed acquisition of Aspen (all non-GAAP measures) for the three and six months ended June 30, 2014:

	Quarter Ended June 30, 2014			Six Months Ended June 30, 2014
	As Reported	Expenses Incurred Related to the Proposed Acquisition of Aspen [a]	Excluding Expenses Incurred Related to the Proposed Acquisition of Aspen	As Reported	Expenses Incurred Related to the Proposed Acquisition of Aspen [a]	Excluding Expenses Incurred Related to the Proposed Acquisition of Aspen
Net income available to common and participating common shareholders	$74,975	$12,800	$87,775	$171,267	$13,736	$185,003
Less amount allocated to participating common shareholders	(2,212)	(377)	(2,589)	(4,988)	(400)	(5,388)

Net income allocated to common Shareholders [b]	$72,763	$12,423	$85,186	$166,279	$13,336	$179,615

Net income per diluted common share [c]	$1.68	$0.29	$1.97	$3.84	$0.31	$4.15

Return on average common equity, Net income [d]	2.9%	0.4%	3.3%	6.7%	0.5%	7.2%

Annualized return on average common equity, Net income [d]	11.4%	2.0%	13.4%	13.3%	1.1%	14.4%

Operating income available to common and participating common shareholders	$71,919	$12,800	$84,719	$166,290	$13,736	$180,026
Less amount allocated to participating common shareholders [b]	(2,122)	(377)	(2,499)	(4,843)	(400)	(5,243)

Operating income allocated to common shareholders	$69,797	$12,423	$82,220	$161,447	$13,336	$174,783

Operating income per diluted common share [c]	$1.61	$0.29	$1.90	$3.73	$0.31	$4.04

Return on average common equity, Operating income [d]	2.7%	0.5%	3.2%	6.5%	0.5%	7.0%

Annualized return on average common equity, Operating income [d]	10.9%	2.0%	12.9%	12.9%	1.1%	14.0%

[a]	The Company incurred $12,121 and $679 of general and administrative expenses and interest expense, respectively, in relation to the Company’s proposed acquisition of Aspen for the quarter ended June 30, 2014. For the six months ended June 30, 2014, the Company incurred $13,057 and $679 of general and administrative expenses and interest expense, respectively, in relation to the Company’s proposed acquisition of Aspen.
[b]	Represents earnings and dividends allocated to holders of unvested restricted shares issued under the Company’s stock compensation plans that are considered participating securities related to the calculation of earnings per share under the two-class method. In periods of loss, no losses are allocated to participating common shareholders.
[c]	Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.
[d]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares.

Net income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen, or net income per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, reflect the current period impact of those costs incurred by the Company and reflects the results of operations in a manner similar to that used by management to analyse the Company’s underlying business performance. Net income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen or net income per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, should not be viewed as a substitute for GAAP net income available to common and participating common shareholders, or basic or diluted earnings per common share, respectively.

Operating income and operating income per basic or diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Operating income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen, or net operating per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, reflect the current period impact of those costs incurred by the Company and reflects the results of operations in a manner similar to that used by management to analyse the Company’s underlying business performance. Operating income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen or net operating per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, should not be viewed as a substitute for GAAP net income available to common and participating common shareholders, or basic or diluted earnings per common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

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